SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                          Date of Report: July 15, 2002

                          ALTRIMEGA HEALTH CORPORATION
               (Exact Name of Registrant as Specified in Charter)


         NEVADA                                      000-29057                              87-0631750
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(State or other jurisdiction                        (Commission                            (IRS Employer
           of incorporation)                        File Number)                         Identification No.)



5600 BELL STREET, SUITE 111, AMARILLO, TEXAS                                                     79106
--------------------------------------------                                                     -----
(Address of principal executive offices)                                                       (Zip code)



Registrant's telephone number, including area code:  (806) 331-6398
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ITEM 5.  OTHER EVENTS.

         On  December  11,  2001,   Altrimega  Health   Corporation,   a  Nevada
corporation (the "COMPANY") entered into an Exchange Agreement (the "EXCHANGE AGREEMENT") with Advanced Messaging Wireless, Inc., a Texas corporation ("ADVANCED"). Pursuant to the Exchange Agreement, the shareholder of Advanced were to exchange all of their respective ownership interests in the common stock of Advanced, which equaled 100% of the then-issued and outstanding common stock of Advanced, for an aggregate of 10,000,000 shares of restricted common stock of the Company. Pursuant to the proposed transaction, Advanced was to become a wholly-owned subsidiary of the Company. The obligations of the Company to consummate the transactions set forth in the Exchange Agreement were contingent upon, among other things, Advanced successfully consummating the acquisitions of Excel Wireless, Inc. and Communication Syndicate, Inc.

         On July 15, 2002, the Company terminated the Exchange Agreement with Advanced due to the failure of Advanced to successfully consummate the acquisition of Excel Wireless, Inc.

ITEM 7.  FINANCIAL STATEMENT, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

None.







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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                ALTRIMEGA HEALTH CORPORATION



Date:  July 19, 2002            By: /s/ Kelley Magee
                                    --------------------------------
                                   Name: Kelley Magee
                                   Its:  President and Chief Executive Officer










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